Yadkin Valley Financial Corporation's Second Quarter Earnings Release and Conference Call Scheduled for August 11, 2008

ELKIN, NC -- 08/04/2008 -- Yadkin Valley Financial Corporation (NASDAQ: YAVY) today announced that it will report its second quarter 2008 financial results on Monday, August 11, 2008, before the market opens. Management will host a webcast at 2 p.m., EDT to discuss the results. To gain access to the webcast, please go to http://investor.shareholder.com/media/eventdetail.cfm?mediaid=32818&c=YAVY&mediakey=2DD43D52AE0EBC44FDDC341C6C4D25BE&e=0. Alternatively, you may go to the company's website, http://www.yadkinvalleybank.com, and select the "investor relations" tab to register for the webcast.

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in twenty-nine branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties, and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.

For additional information contact:

William A. Long
President and CEO

Edwin E. Laws
CFO
(336) 526-6312